                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                               KANAKARIS WIRELESS
                            --------------------------

                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------
     (3)  Filing Party:
          ----------------------------------------------------------------------
     (4)  Date Filed:
          ----------------------------------------------------------------------

                               KANAKARIS WIRELESS
                          3303 HARBOR BLVD., SUITE F-3
                          COSTA MESA, CALIFORNIA 92626
                             NOTICE OF ACTIONS TAKEN
                         PURSUANT TO THE WRITTEN CONSENT
                                 OF STOCKHOLDERS

To Our Stockholders:

         Notice is hereby given to the holders of the issued and outstanding shares of common stock, $.001 par value per share, of Kanakaris Wireless, a Nevada corporation, that our board of directors and the holder of a majority of the voting power entitled to vote have approved an amendment of our Restated Articles of Incorporation that reflects:

         o a one-for-twenty reverse split of the issued and outstanding shares of our common stock through which every twenty shares of common stock outstanding at the effective date of the Amendment shall be converted into one fully paid and nonassessable share of common stock, with any fractional shares that result from such reverse stock split to be rounded up to the nearest whole share of common stock; and

         o the maintenance of our authorized capital stock at 255,000,000 shares, of which 250,000,000 shares remain designated as common stock, 1,000,000 shares remain designated as Class A Convertible Preferred Stock, $.01 par value per share, or Class A Preferred Stock, and 4,000,000 shares remain designated as Preferred Stock, $.01 par value per share.

         Our board of directors has fixed the close of business on October 1, 2001 as the record date for the determination of stockholders entitled to notice of and to consent to the approval and adoption of the amendment of our Restated Articles of Incorporation. Your attention is directed to the attached Information Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /S/ ALEX F. KANAKARIS
                                            ---------------------

                                            ALEX F. KANAKARIS,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

Costa Mesa, California
November 8, 2001

                               KANAKARIS WIRELESS
                          3303 HARBOR BLVD., SUITE F-3
                          COSTA MESA, CALIFORNIA 92626

                           --------------------------
                              INFORMATION STATEMENT
                           --------------------------
              THIS INFORMATION STATEMENT IS FIRST BEING MAILED OR
               GIVEN TO STOCKHOLDERS ON OR ABOUT NOVEMBER 13, 2001
                           --------------------------
                     WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is furnished by the board of directors of Kanakaris Wireless, a Nevada corporation, to the holders of record of our issued and outstanding shares of common stock, $.001 par value per share, at the close of business on October 1, 2001, or the record date, in connection with the approval of an Amendment to Articles of Incorporation ("Amendment") that reflects:

         o a one-for-twenty reverse split of the issued and outstanding shares of our common stock through which every twenty shares of common stock outstanding at the effective date of the Amendment shall be converted into one fully paid and nonassessable share of common stock, with any fractional shares that result from such reverse stock split to be rounded up to the nearest whole share of common stock; and

         o the maintenance of our authorized capital stock at 255,000,000 shares, of which 250,000,000 shares remain designated as common stock, 1,000,000 shares remain designated as Class A Convertible Preferred Stock, $.01 par value per share, or Class A Preferred Stock, and 4,000,000 shares remain designated as Preferred Stock, $.01 par value per share.

         Our board of directors approved the Amendment at special meetings of the board of directors on September 6, 2001 and as of October 1, 2001. Stockholder approval of the Amendment also was required. The affirmative vote of the holders of a majority of the voting power entitled to vote on the Amendment constituted the act of the stockholders with regard to the Amendment. The voting power entitled to vote on the Amendment consisted of the vote of the holders of a majority of the voting power of the common stock and the Class A Preferred Stock, voting together as a single class, with each share of common stock having one vote and each share of Class A Preferred Stock having 100 non-cumulative votes, together with the vote of a majority of the voting power of the Class A Preferred Stock, voting as a separate class, with each share of preferred stock having one vote. Only stockholders of record at the close of business on the record date are entitled to notice of and to approve the Amendment. As of the record date, 97,072,930 shares of common stock, 1,000,000 shares of Class A Preferred Stock and no shares of Preferred Stock were issued and outstanding.

         Under the Nevada General Corporation Law and our bylaws, action that may be taken at a meeting of the stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the voting power of common stock and the Class A Preferred Stock, voting as a single class, and a majority of the voting power of the Class A Preferred Stock, voting as a separate class). Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing.

         The holder of a majority of the voting power of the common stock and all of the voting power of the Class A Preferred Stock approved the Amendment by written consent effective as of October 1, 2001. Accordingly, your consent is not required and is not being solicited in connection with the Amendment. There are no dissenter's rights of appraisal with respect to the Amendment. We will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement.

         The Amendment will become effective upon its filing with the Nevada Secretary of State. We anticipate filing the Amendment with the Nevada Secretary of State in substantially the form attached as Exhibit A to this Information Statement on or about the 20th calendar day following the date that this Information Statement is delivered to stockholders, which date we anticipate will be on or about December 3, 2001.

         As indicated above, the Amendment will reduce by a factor of twenty the number of outstanding shares of our common stock while maintaining the current numbers of authorized shares of our common stock, Class A Preferred Stock and Preferred Stock. This effectively will result in a twenty-fold increase in our authorized capital stock. Our board of directors believes that this effective increase in our authorized capital stock is in the best interests of Kanakaris Wireless and its stockholders because it will make available additional shares of common stock that may be used for acquisitions, financings, employee benefit programs and other corporate purposes. The available additional shares of common stock may be issued from time to time as our board of directors determines, without further action of the stockholders. Although our board of directors has no current plans to use such shares to entrench present management, it may be able to use the available additional shares as a defensive tactic against hostile takeover attempts. However, to our management's knowledge, no hostile takeover attempts currently are threatened.

         The Amendment will not reduce the number of outstanding shares of Class A Preferred Stock nor will it reduce the 100 non-cumulative votes that each share of Class A Preferred Stock has, voting together as a single class with our common stock, on all matters presented for approval of our stockholders generally. This effectively will result in a twenty-fold increase in the voting power of our Class A Preferred Stock relative to the voting power of our common stock. This effective increase is intended to help ensure that the business and the creative leadership and vision of Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, can continue in the future.

         Because Mr. Kanakaris is the only holder of Class A Preferred Stock, Mr. Kanakaris will benefit from the effective increase in voting rights of the Class A Preferred Stock. Accordingly, as a member of the board of directors, Mr. Kanakaris may be viewed as having a conflict of interest in approving the Amendment. In addition, our other members of the board of directors may have a conflict of interest in approving the Amendment because Mr. Kanakaris is a part of and may be viewed as friendly to the other incumbent members of the board of directors. Mr. Kanakaris' simultaneous roles as the sole holder of our Class A Preferred Stock and as a director and officer could have a potential anti-takeover effect because Mr. Kanakaris may be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of such an attempt. As indicated above, however, the board of directors is unaware of any present threat of any hostile takeovers involving Kanakaris Wireless.

         The Amendment will not alter the voting or other rights of the holders of our common stock except to the extent that the voting rights of the Class A Preferred Stock effectively are increased as described above and to the extent the ownership rights of holders of our common stock are diluted from time to time through the issuance of available additional shares. Stockholders of record do not currently possess, nor upon the filing of the Amendment will they acquire, preemptive rights that would entitle them, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of Kanakaris Wireless.

         Our common stock currently is quoted on the NASD's OTC Electronic Bulletin Board. We believe that the Amendment may make our common stock more attractive to members of the investing public who may view low-priced stocks as unattractive or who may, as a matter of policy, be precluded from purchasing our common stock due to its low price. However, because our future performance depends upon various business and economic factors that cannot be predicted, there can be no assurance that the Amendment will enhance the marketability of our common stock or that the Amendment will not reduce the marketability of our common stock.

         In addition to the adoption of the Amendment, our board of directors, with Mr. Kanakaris abstaining from voting, has adopted an amendment to our Amended and Restated Bylaws, which amendment is attached to this Information Statement as Exhibit B. The bylaw amendment is an amendment and restatement of
Article IX "Acquisition of Controlling Interest Provisions of the Nevada General Corporation Law Shall Not Apply."

         Sections 78.378 to 78.3793, inclusive, of the Nevada General Corporation Law generally restrict the acquiror of a controlling interest in a Nevada corporation from exercising the voting rights that accompany the acquired control shares unless stockholder approval is obtained or unless the corporation's articles of incorporation or bylaws in effect on the tenth day following the acquisition of the controlling interest provide that these sections do not apply. The bylaw amendment provides that these sections of the Nevada General Corporation Law do not apply to the acquisition of a controlling interest by Mr. Kanakaris that may result when the effective increase in voting rights of the Class A Preferred Stock occurs upon filing of the Amendment with the Nevada Secretary of State. Approval and adoption of the bylaw amendment is intended to enable Mr. Kanakaris to exercise the voting rights of the Class A Preferred Stock without regard to the acquisition of controlling interest sections of the Nevada General Corporation Law. As indicated above, Mr. Kanakaris' ability to exercise his voting rights is intended to help ensure that his leadership and vision for Kanakaris Wireless can continue in the future.

         With regard to the current beneficial ownership of our outstanding capital stock, the following table sets forth information regarding the beneficial ownership of our common stock and Class A Preferred Stock as of September 20, 2001 by:

         o Each person known by us to own beneficially 5% or more of our outstanding common stock or Class A Preferred Stock;
         o        Each of our directors;
         o        Each of our executive officers; and
         o        All of our directors and executive officers as a group.

         The following calculations of the percentages of outstanding shares are based on 90,294,089 shares of our common stock and 1,000,000 shares of our Class A Preferred Stock issued and outstanding as of the date of the table. Share ownership in each case includes shares issuable upon exercise of outstanding options and warrants, conversion of outstanding shares of Class A Preferred Stock and conversion of outstanding convertible debentures that are exercisable or convertible, as the case may be, within sixty days of the date of the table, as more particularly described in the footnotes below. Except as described below, beneficial ownership and, accordingly, percent of class ownership, is calculated in accordance with Securities and Exchange Commission Rule 13d-3.

         Amounts shown in the table as beneficially owned by Bristol Investment Fund, Ltd., AJW Partners, LLC, New Millennium Capital Partners II, LLC, Bank Insinger de Beaufort, Equilibrium Equity, LLC, Alliance Equities, Inc. and Richard Epstein, or the investors, are determined in part based upon the terms of convertible debentures and related warrants held (directly or indirectly) by these seven investors as of the date of the table. For purposes of the table, we have disregarded provisions contained in the debentures and warrants that prohibit conversion of the debentures or exercise of the warrants to the extent that conversion of the debentures would result in the investor, together with its affiliates, beneficially owning in excess of 4.999% or 9.999% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the investor, together with its affiliates, beneficially owning in excess of 4.9% of our outstanding shares of common stock. An investor may waive these limitations upon prior written notice to us. Further, these limitations do not preclude an investor from converting or exercising and selling shares underlying the debentures and warrants in stages over time where each stage does not cause the investor to beneficially own in excess of the limitation amounts.

         In light of the above discussion regarding the terms of the debentures and warrants, the number of shares shown in the table below as beneficially owned by each investor represents a good faith estimate of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants as of the date of the table and has not been calculated in strict compliance with Rule 13d-3.

         With regard to changes in control of Kanakaris Wireless since the beginning of our last fiscal year, on March 14, 2001, we held an annual meeting of stockholders for consideration of several proposals. One of the proposals involved an increase in the voting rights of the Class A Preferred Stock from twenty non-cumulative votes per share, voting together with our common stock on all matters on which the holders of our common stock are entitled to vote, to 100 non-cumulative votes per share on such matters. At the meeting, this proposal was approved by our stockholders.

         On May 2, 2001, we filed with the Nevada Secretary of State an Amendment to Articles of Incorporation that included, among other things, this increase in voting rights of the Class A Preferred Stock. As a result of this increase in voting rights and as a result of ownership of shares of common stock and Class A Preferred Stock by Alex Kanakaris, our Chairman of the Board, President and Chief Executive Officer, Mr. Kanakaris became entitled to exercise voting control over Kanakaris Wireless. Immediately prior to such time, Mr. Kanakaris had voting control over Kanakaris Wireless together with other directors and executive officers of our company by virtue of Mr. Kanakaris' twenty non-cumulative votes per share of Class A Preferred Stock and Mr. Kanakaris' and other directors' and executive officers' direct holdings of our common stock. The beneficial ownership by Mr. Kanakaris of our voting securities as of September 20, 2001 is disclosed in the table below.

                                                     AMOUNT AND NATURE
     NAME AND ADDRESS OF               TITLE OF        OF BENEFICIAL            PERCENT
     BENEFICIAL OWNER(1)                CLASS            OWNERSHIP              OF CLASS
      -----------------                ---------   --------------------         --------
AJW Partners, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common        65,514,797 (2)             42.18%

New Millennium Capital Partners II, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common        65,514,797 (2)             42.18%

Bristol Investment Fund, Ltd.
c/o Olympia Capital (Cayman) Limited
Williams House
20 Reid Street
Hamilton HM 11, Bermuda................. Common        35,262,237 (3)             28.08%

Equilibrium Equity, LLC
155 First Street, Suite B
Mineola, New York 11501................. Common        22,132,527 (4)             19.71%

Richard Epstein
12147 NW 9th Drive
Coral Springs, FL 33071................. Common        17,366,067 (5)             17.80%

Alex F. Kanakaris....................... Common        13,669,546 (6)             14.64%

                                         Class A
                                         Convertible
                 ....................... Preferred      1,000,000                100.00%

Alliance Equities, Inc.
12147 NW 9th Drive
Coral Springs, FL 33071................. Common         8,066,067 (7)              8.27%

Branch Lotspeich........................ Common         2,997,595 (8)              3.28%

John Robert McKay....................... Common         1,025,500 (9)              1.13%

Lisa Lawrence........................... Common           720,000 (10)               *

Patrick McKenna......................... Common           300,000 (11)               *

Van Holster............................. Common           235,200                    *

Rose Forbes............................. Common           100,000                    *

Robert Wood............................. Common           100,000                    *

Jeff Hall............................... Common            80,000 (12)               *

Thomas S. Hughes........................ Common            50,000                    *

David T. Shomaker....................... Common            15,000                    *

Charles Moore........................... Common                -                     -

All director nominees and
  executive officers as a
  group (12 persons).  ................. Common        19,292,841 (13)            20.20%

                                         Class A
                                         Convertible
                    .................... Preferred      1,000,000                100.00%

---------------

* Less than 1%.

(1) The address of each director and executive officer named in this table is c/o Kanakaris Wireless, 3303 Harbor Blvd., Suite F-3, Costa Mesa, California 92626. Mr. Kanakaris, Mr. Lotspeich, Mr. McKay and Mr. Holster are directors and executive officers of Kanakaris Wireless. Ms. Lawrence, Mr. McKenna, Ms. Forbes, Mr. Hall and Mr. Moore are directors of Kanakaris Wireless. Mr. Shomaker is Acting Chief Financial Officer of Kanakaris Wireless and an advisor to our board of directors. Caroline Michaels, who was appointed as a director of our company on October 29, 2001, has been excluded from the table because she was not a director as of the date of the table. Robert Wood resigned as a member of the board of directors of the company effective October 2, 2001 and Thomas S. Hughes resigned as a member of the board of directors of the company effective October 29, 2001. Messrs. Wood and Hughes are included in the table because they were directors as of the date of the table.

(2) Consists of 490,223 shares of common stock issued and outstanding, 2,184,041 shares of common stock issuable upon exercise of warrants and 62,840,533 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(3) Consists of 2,605,667 shares of common stock issuable upon exercise of warrants and 32,656,570 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(4) Consists of 162,002 shares of common stock issued and outstanding, 600,123 shares of common stock issuable upon exercise of warrants and 21,370,402 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(5) Consists of 6,800,000 shares of common stock issued and outstanding and held directly by Mr. Epstein, 2,500,000 shares of common stock issuable upon exercise of warrants held directly by Mr. Epstein, 783,784 shares of common stock issued and outstanding and held by Alliance Equities, Inc., a corporation of which Mr. Epstein is the President, 300,000 shares of common stock issuable upon exercise of warrants held by Alliance Equities, Inc., and 6,982,283 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures held by Alliance Equities, Inc.

(6) Consists of 10,569,546 shares of common stock issued and outstanding, 1,000,000 shares of common stock issuable upon conversion of Class A Preferred Stock and 2,100,000 shares of common stock issuable upon exercise of options.

(7) Consists of 783,784 shares of common stock issued and outstanding, 300,000 shares of common stock issuable upon exercise of warrants and 6,982,283 shares of common stock issuable upon conversion of debentures and as payment of interest on those debentures.

(8) Consists of 1,772,595 shares of common stock issued and outstanding, of which 25,000 are held by Mr. Lotspeich's spouse, and 1,200,000 shares of common stock issuable upon exercise of options.

(9) Consists of 680,500 shares of common stock issued and outstanding and 345,000 shares of common stock issuable upon exercise of options.

(10) Consists of 445,000 shares of common stock issued and outstanding and 275,000 shares of common stock issuable upon exercise of options.

(11) Consists of 50,000 shares of common stock issued and outstanding and 250,000 shares of common stock issuable upon exercise of options.

(12) Consists of 50,000 shares of common stock issued and outstanding and 30,000 shares of common stock issuable upon exercise of options.

(13) Consists of 14,092,841 shares of common stock issued and outstanding, 4,200,000 shares of common stock issuable upon exercise of options and 1,000,000 shares of common stock issuable upon conversion of Class A Preferred Stock. Caroline Michaels, who was appointed as a director of our company on October 29, 2001, has been excluded from the table because she was not a director as of the date of the table. Ms. Michaels beneficially owned 45,000 shares of common stock of the company as of the date of the table.

                              FINANCIAL INFORMATION

         We are not required to include financial statements in this Information Statement. However, we include the following unaudited pro forma per share financial information to disclose the effect the Amendment would have had on our fiscal year end results for our last three fiscal years ended September 30, 2000, 1999 and 1998 and on our quarterly results for the three and nine month periods ended June 30, 2001 and 2000 if the Amendment had been in place throughout those periods.

                                                                  KANAKARIS WIRELESS
                                                       (FORMERLY KANAKARIS COMMUNICATIONS, INC.)
                                                                   AND SUBSIDIARIES
                                                     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                                 FOR THE YEARS ENDED SEPTEMBER 30, 2000, 1999 AND 1998
                                                       AND FOR THE INTERIM PERIODS AS PRESENTED
                                                                     (UNAUDITED)
                                               ----------------------------------------------------------

                                      Fiscal Year Ended September 30,      Three Months Ended June 30,   Nine Months Ended June 30,
                               ------------------------------------------  --------------------------- ----------------------------
                                   2000          1999          1998            2001         2000           2001            2000
                               ------------- -------------- -------------  ------------- ------------- ------------- --------------

NET LOSS                       $(12,976,706)  $ (3,541,860) $ (4,056,399)  $ (2,962,339) $ (4,858,666) $ (7,135,603)  $(10,296,622)
                                ============  ============= =============  ============= =============  ============  =============

NET LOSS PER COMMON SHARE
     BASIC AND DILUTED         $      (8.69)  $      (3.09) $      (5.63)  $      (1.10) $      (3.46) $      (2.87)  $      (7.02)
                               =============  ============= =============  ============= =============  ============  =============

WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING -
     BASIC AND DILUTED            1,492,921      1,147,277       720,994      2,687,673     1,403,458     2,487,638      1,466,341
                               =============  ============= =============  ============= =============  ============  =============

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports and information filed pursuant to the informational requirements of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of our filings may also be obtained electronically by visiting the Securities and Exchange Commission's web site on the Internet at http://www.sec.gov. Our common stock is listed for quotation on the NASD OTC Bulletin Board under the symbol "KKRS." Our main Internet address is http://www.ak.tv.

                                    EXHIBIT A
                                    ---------

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                               KANAKARIS WIRELESS

To the Secretary of State
State of Nevada

         Pursuant to the provisions of the Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of Kanakaris Wireless, which is a corporation for profit organized under the laws of the State of Nevada ("Corporation"), do hereby certify that the following amendment has been duly approved by the Board of Directors of the Corporation at meetings duly convened and held on September 6, 2001 and effective as of October 1, 2001:

         1. Article Second, Section 1 is hereby amended to read in its entirety as follows:

                  "SECTION 1. AUTHORIZED SHARES. The total number of shares which the Corporation shall have the authority to issue is two hundred fifty-five million (255,000,000) shares of capital stock, of which two hundred fifty million (250,000,000) shares shall be designated common stock, par value of $.001 per share ("Common Stock"), one million (1,000,000) shares shall be designated Class A Convertible Preferred Stock, par value of $.01 per share ("Class A Preferred"), and four million (4,000,000) shares shall be designated Preferred Stock, par value of $.01 per share. Upon amendment of this Section 1 of Article Second to read as herein set forth, each twenty (20) outstanding shares of this Corporation's Common Stock shall be combined into one (1) share of this Corporation's Common Stock, with any fractional shares resulting from such reverse stock split being rounded up to the nearest whole share of Common Stock."

         The numbers of shares of capital stock of the Corporation outstanding and entitled to vote on an amendment to the Restated Articles of Incorporation are 97,072,930 shares of Common Stock and 1,000,000 shares of Class A Preferred Stock. The foregoing amendment has been consented to and approved by the required vote of stockholders. The required vote of stockholders was the affirmative vote of the holders of a majority of the voting power of the Common Stock and the Class A Preferred Stock voting together as a single class, with each share of Common Stock having one vote and each share of Class A Preferred Stock having 100 non-cumulative votes, together with the affirmative vote of a majority of the voting power of the Class A Preferred Stock voting as a separate class, with each share of Class A Preferred Stock having one vote.

         IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed their names this ___ day of November, 2001.

                                                    ----------------------------
                                                    Alex F. Kanakaris, President

                                                    ----------------------------
                                                    Branch Lotspeich, Secretary

                                    EXHIBIT B
                                    ---------

                               AMENDMENT TO BYLAWS

         By majority vote of the board of directors (the "Board") approving a resolution during a special meeting of the Board of Kanakaris Wireless, a Nevada corporation (the "Corporation"), effective as of October 1, 2001, and in accordance with Article VIII, Section 2 of the Corporation's Amended and Restated Bylaws ("Bylaws") and Title 7, Chapter 78 of the Nevada Revised Statutes, Article IX of the Corporation's Bylaws has been amended and restated to read in its entirety as follows:

                                   ARTICLE IX

                     "ACQUISITION OF CONTROLLING INTEREST"
        PROVISIONS OF THE NEVADA GENERAL CORPORATION LAW SHALL NOT APPLY

         The provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to an acquisition of a controlling interest by Alex Kanakaris pursuant to an effective twenty-fold increase in voting rights of the issued and outstanding shares of Class A Convertible Preferred Stock of the Corporation as a result of a 1-for-20 reverse stock split by the Corporation of its issued and outstanding common stock, $.001 par value per share, to be effective on or around November 23, 2001.

         The remainder of the Corporation's Bylaws remain in full force and effect.

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